Exhibit 99.3

Intranet Post

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Post Title: MorphoSys and Novartis Sign Delisting Agreement and Intend to Implement a Merger Squeeze-out

Post Copy:

As of June 20, 2024, Novartis holds approximately 91.04% of the total MorphoSys share capital, including purchases by Novartis outside of the Takeover Offer. Novartis is therefore the majority shareholder of MorphoSys, making MorphoSys a Novartis company.

On June 20, 2024, MorphoSys announced that the company has entered into a delisting agreement with Novartis. In addition, Novartis informed MorphoSys of their intention to merge MorphoSys into Novartis by initiating a squeeze-out of MorphoSys’ minority shareholders. These are common steps in the context of a corporate acquisition process and will further facilitate the integration of MorphoSys into Novartis.

Novartis intends to launch a public delisting purchase offer for all outstanding MorphoSys shares that are not presently held by Novartis. Novartis will offer MorphoSys shareholders € 68.00 per share in cash, consistent with the initial Takeover Offer. After the delisting takes effect, MorphoSys shares will no longer be traded on the regulated market of the Frankfurt Stock Exchange or on NASDAQ, and follow-up obligations from such a public listing no longer apply. Both the delisting from the Frankfurt Stock Exchange and the delisting from NASDAQ are expected to take place in the third quarter of 2024.

Additionally, MorphoSys and Novartis will enter into negotiations regarding a merger agreement. Given Novartis now holds approximately 91.04% of the total MorphoSys share capital, Novartis is able to facilitate a squeeze-out of MorphoSys’ remaining minority shareholders in connection with such a merger. Shareholders will receive an adequate cash compensation for the transfer of their shares. It is planned that the necessary shareholders’ resolution on the merger squeeze-out will be adopted at the MorphoSys Annual General Meeting expected to take place in August 2024.

Please review MorphoSys’ press release for more information.

Additional Information and Where to Find It

The delisting offer described in this communication (the “Delisting Offer”) has not yet commenced. This communication is neither an offer to purchase nor a solicitation of an offer to sell shares of MorphoSys AG (the “Company”). The final terms and further provisions regarding the Delisting Offer will be in the offer document once the publication of the offer document by Novartis BidCo AG (the “Bidder”) has been approved by the German Federal Financial Supervisory Authority (the “BaFin”), after which the offer document will be filed with the U.S. Securities and Exchange Commission (the “SEC”). A solicitation and an offer to buy shares of the Company will be made only pursuant the offer document. In connection with the Delisting Offer, the Bidder and Novartis AG will file a Tender Offer Statement on Schedule TO with the SEC (together with the offer document, an Offer to Purchase including the means to tender and other related documents, the “Delisting Offer Documents”), the Company’s management board and supervisory board will issue a joint reasoned statement in accordance with sec. 27 of the German Securities Acquisition and Takeover Act and the Company will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC (together with the joint reasoned statement, the “Recommendation Statements”). THE COMPANY’S STOCKHOLDERS AND OTHER INVESTORS ARE URGED TO READ THE DELISTING OFFER DOCUMENTS AND THE RECOMMENDATION STATEMENTS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION WHICH SHOULD BE READ CAREFULLY BEFORE ANY DECISION IS MADE WITH RESPECT TO THE DELISTING OFFER. The Delisting Offer Documents and the Recommendation Statements will be distributed to all stockholders of the Company in accordance with German and U.S. securities laws. The Tender Offer Statement on Schedule TO and the Solicitation/Recommendation Statement on Schedule 14D-9 will be made available for free at the SEC’s website at www.sec.gov. Additional copies may be obtained for free by contacting the Bidder or the Company. Free copies of these materials and certain other offering documents will be made available on the Company’s website in English at morphosys.com/en/investors/Novartis-TakeoverOffer and in German at morphosys.com/de/investoren/Novartis-TakeoverOffer, by mail to MorphoSys AG, Semmelweisstrasse 7, 82152 Planegg, Germany or by phone at +49 89 8992 7179.

In addition to the Offer to Purchase, including the means to tender and certain other Delisting Offer Documents, as well as the Solicitation/Recommendation Statement, the Company files other information with the SEC. The Company’s filings with the SEC are also available for free to the public from commercial document-retrieval services and at the website maintained by the SEC at www.sec.gov and are also available free of charge under the “SEC Filings” section of the Company’s website at www.morphosys.com/en/investors.

In order to reconcile certain areas where German law and U.S. law conflict, Novartis AG and the Bidder expect to request no-action and exemptive relief from the SEC to conduct the Delisting Offer in the manner described in the offer document.

Acceptance of the Delisting Offer by stockholders residing outside Germany and the United States of America may be subject to further legal requirements. With respect to the acceptance of the Delisting Offer outside Germany and the United States, no responsibility is assumed for the compliance with such legal requirements applicable in the respective jurisdiction.

Forward-Looking Statements

This communication contains certain forward-looking statements concerning the Company, the Bidder and the Delisting Offer that involve substantial risks and uncertainties. Forward-looking statements include any statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “goal,” “may,” “might,” “plan,” “predict,” “project,” “seek,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue” and similar expressions. In this communication, the Company’s forward-looking statements include statements about the expected timetable for the consummation of the Delisting Offer and the delisting; the Company’s plans, objectives, expectations and intentions; and the financial condition, results of operations and business of the Company and Novartis AG.

The forward-looking statements contained in this communication represent the judgment of the Company as of the date of this communication and involve known and unknown risks and uncertainties, which might cause the actual results, financial condition and liquidity, performance or achievements of the Company, or industry results, to be materially different from any historic or future results, financial conditions and liquidity, performance or achievements expressed or implied by such forward-looking statements. In addition, even if the Company’s results, performance, financial condition and liquidity, and the development of the industry in which it operates are consistent with such forward-looking statements, they may not be predictive of results or developments in future periods. Those risks and uncertainties that could cause the actual results to differ from expectations contemplated by forward-looking statements include, among other things: uncertainties as to the timing of the Delisting Offer; uncertainties as to how many of the Company’s stockholders will tender their stock in the Delisting Offer; the possibility that competing offers will be made; the effects of the acquisition of MorphoSys by Novartis AG on relationships with employees, other business partners or governmental entities; that the Bidder and Novartis AG may not realize the potential benefits of the acquisition of MorphoSys by Novartis AG; transaction costs associated with the Delisting Offer; potential operational difficulties with integrating MorphoSys with Novartis AG; that the Company’s expectations may be incorrect; the inherent uncertainties associated with competitive developments, clinical trial and product development activities and regulatory approval requirements; the Company’s reliance on collaborations with third parties; estimating the commercial potential of the Company’s development programs; and other risks indicated in the risk factors included in the Company’s filings with the SEC, including the Company’s Annual Report on Form 20-F, as well as the Solicitation/Recommendation Statement on Schedule 14D-9 to be filed by the Company and the Tender Offer Statement on Schedule TO and related Delisting Offer documents to be filed by the Bidder and Novartis AG. Given these uncertainties, the reader is advised not to place any undue reliance on such forward-looking statements. These forward-looking statements speak only as of the date of publication of this communication. The Company and the Bidder expressly disclaim any obligation to update any such forward-looking statements in this communication to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements, unless specifically required by law or regulation.